UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: June 7, 2010
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee of the Board of Directors of Agilysys, Inc. (the “Committee”) approved fiscal year 2011 target annual incentives for the Company’s named executive officers, as set forth below:
Fiscal Year 2011 Target Annual Incentives

		Target Annual
Name	Title	Incentive
Martin F. Ellis	President and CEO	$399,500
Kenneth J. Kossin, Jr.	Senior VP and CFO	$142,500
Tina Stehle	Senior VP and General Manager	$138,875
Paul A. Civils, Jr.	Senior VP and General Manager	$136,125
Curtis C. Stout	VP and Treasurer	$81,000
For Messrs. Kossin, Ellis and Stout, as corporate management, the achievement of target revenue, gross profit, EBITDA and individual objectives entitles each named executive officer to receive a target annual incentive cash payment. For Mr. Civils and Ms. Stehle, as business segment heads, receipt of a target annual incentive cash payment is based on the achievement of target business segment gross profit and EBITDA, corporate EBITDA and individual objectives. For EBITDA goals, to receive a threshold payout of 50% of the target incentive, achievement of at least 80% of the performance measure is required, and to receive a maximum payout of 250%, achievement of 150% of the performance measure is required. For gross profit goals, to receive a threshold payout of 1% of the target incentive, achievement above 90% of the performance measure is required, and to receive a maximum payout of 250%, achievement of 115% of the performance measure is required. For revenue goals, to receive a threshold payout of 1% of the target incentive, achievement above 87.5% of the performance measure is required, and to receive a maximum payout of 250%, achievement of 118.75% of the performance measure is required.
The Committee also approved fiscal year 2011 long-term incentive awards and fiscal year 2010 long-term incentive award payouts for the Company’s named executive officers, as set forth below:
Fiscal Year 2011 Long-Term Incentives

Name	SSARs (#)
Martin F. Ellis	185,500
Kenneth J. Kossin, Jr.	45,000
Tina Stehle	44,000
Paul A. Civils, Jr.	40,000
Curtis C. Stout	25,000
Stock settled stock appreciation rights (SSARs) were granted to the named executive officers as fiscal year 2011 long-term incentive awards, based on the grant date closing price for the Company’s Common Shares of $6.20. The SSARs will vest ratably over a three-year period, on March 31, 2011, 2012 and 2013.
Fiscal Year 2010 Long-Term Incentive Payouts
In May 2009, the named executive officers were awarded a targeted number of performance shares, with the number of shares earned based on fiscal year 2010 EBITDA and improvement in receivables. The Company did not meet threshold EBITDA goals, but improvements in receivables contributed to a significant increase in cash in fiscal year 2010, and earned performance shares were based on improvements in receivables. Some of the improvement in receivables was attributed to the fiscal year 2010 decline in revenues as compared to fiscal year 2009, and the Committee determined to reduce payouts to reward only for the improved receivables that were not attributable to the decline in revenues, resulting in a payout of performance shares that were earned upon the filing of the Company’s fiscal year 2010 Form 10-K, as set forth below.

	Target Number	Number of
	of Performance	Performance
Name	Shares Granted	Shares Earned
Martin F. Ellis	77,600	38,971
Kenneth J. Kossin, Jr.	21,100	10,596
Tina Stehle	21,100	12,320
Paul A. Civils, Jr.	15,700	2,601
Curtis C. Stout	13,200	6,629

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits — None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel, Secretary and Senior Vice President — Human Resources

Date: June 11, 2010